                                                                EXHIBIT 99.16(B)

                                                                    SINCE INCEPTION
    EMERGING TIGERS CLASS B                                          AVERAGE ANNUAL                 SINCE INCEPTION
JUNE 10, 1996 TO NOVEMBER 30, 1997                                    TOTAL RETURN                   TOTAL RETURN*
==================================                                  ===============                 ===============
Initial Investment                                                  $      1,000.00                 $      1,000.00

Divided by Initial Net Asset Value                                            15.53                           15.53
                                                                    ---------------                 ---------------
Equals Shares Purchased                                                      64,392                          64,392

Plus Shares Acquired through Dividend Reinvestment                                -                               -
                                                                    ---------------                 ---------------
Equals Shares held at Ending Period Date                                     64,392                          64,392

Multiplied by Net Asset Value at Ending Period Date                            8.03                            8.03
                                                                    ---------------                 ---------------
Equals Ending Value before Deduction of CDSL at Period End Date              517.08                          517.08

Less Deferred Sales Charge                                                    15.51                               -
                                                                    ---------------                 ---------------
Equals Ending Redeemable Value (ERV) at Period End Date             $        501.55                 $        517.06

Divide ERV by $1000 (P)                                                      0.5018                          0.5171

Subtract 1                                                                  -0.4984                         -0.4829

Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                                     -49.84%
                                                                    ===============
Expressed as a Percentage - Equals the
  Aggregate Total Return for the Period                                                                     -48.29%
                                                                                                    ===============
Divide ERV by $1000 (P)                                                      0.5016

Raise to the power of                                                        0.6784

Equals                                                                       0.6262

Subtract 1                                                                  -0.3738

Expressed as a Percentage - Equals the
  Average Annualized Total Return for the Period                            -37.38%
                                                                    ===============

*Does NOT include sales charge for the period.